AMENDED AND RESTATED EXECUTIVE AND BOARD MEMBER AGREEMENT

Global Technologies, LTD

William "Bill" Norton

This Amended and Restated Executive and Board Member Agreement (this "Agreement") is entered into as of June 4, 2026 (the "Effective Date"), by and between Global Technologies, LTD, a Delaware corporation ("GTLL," the "Parent," or the "Company"), and William "Bill" Norton (the "Executive").

This Agreement amends, restates, and replaces the Employment Agreement by and between GTLL Advisory Group, LLC and William Norton dated June 18, 2025, except to the extent any accrued obligations are expressly preserved in writing. This Agreement also reflects Executive's appointment to the Board of Directors of GTLL and his continuing operating responsibilities for GTLL Advisory Group, LLC and other Board-approved strategic initiatives.

RECITALS

WHEREAS, GTLL is a consolidated public holding company that owns and operates subsidiaries and strategic business lines, including GTLL Advisory Group, LLC, Primecare Supply, LLC, and other current or future Board-approved operating entities;

WHEREAS, the Company desires to simplify compensation, bonus, commission, expense reimbursement, and intercompany reporting processes by having compensation and approved expenses administered through GTLL at the parent-company level;

WHEREAS, Executive has been appointed to serve as a member of the Board of Directors of GTLL and will continue to support GTLL Advisory Group, LLC and related strategic growth initiatives, including Board-approved opportunities involving FORCARA and other future subsidiaries or operating platforms;

WHEREAS, the parties acknowledge that GTLL and its subsidiaries are operating in a start-up, underfunded, and cash-constrained environment, and that compensation must be aligned with positive cash flow, profitability, operating discipline, vendor obligations, public-company compliance costs, and available liquidity; and

WHEREAS, the parties desire to set forth a simplified compensation framework that provides potential cash compensation and future equity-based incentives while making clear that no future equity grant is made by this Agreement unless and until separately approved, documented, and validly issued.

ARTICLE I - POSITION, BOARD SERVICE, AND RESPONSIBILITIES

1.1 Position. Executive shall serve as Director of GTLL Advisory Group, LLC and as a member of the Board of Directors of GTLL, subject to applicable law, fiduciary duties, the Company's governing documents, Board policies, and conflict-of-interest requirements.

1.2 Reporting and Oversight. Executive shall report to the Chief Executive Officer of GTLL with respect to day-to-day operating responsibilities and shall participate in Board-level governance and oversight in his capacity as a director of GTLL.

1.3 Operating Responsibilities. Executive shall be responsible for building, managing, and scaling GTLL Advisory's consulting and advisory business and supporting other Board-approved strategic growth initiatives. Duties may include, without limitation, advisory service development, client and prospect development, proposal oversight, pipeline management, consultant recruiting and oversight, forecast development, KPI reporting, client delivery quality control, and support for GTLL's public-company strategy, governance discipline, capital structure planning, and consolidated holding-company growth plan.

1.4 FORCARA and Other Strategic Opportunities. Any use of the FORCARA brand, platform, company, or related business structure in connection with GTLL Advisory or GTLL opportunities shall be subject to full disclosure, conflict-of-interest review, and written approval by GTLL. No GTLL Advisory opportunity, client, revenue stream, intellectual property, work product, or business opportunity may be routed through or assigned to any outside entity except pursuant to a written agreement approved by GTLL. The current strategic goal is for Executive to help evaluate, develop, and, if approved by the Board, convert FORCARA into an income-generating asset of GTLL or a GTLL subsidiary.

1.5 Consolidated Holding Company Process. Executive acknowledges that GTLL is implementing a consolidated holding-company process in which operating subsidiaries and strategic initiatives are managed for the benefit of GTLL and its shareholders. Executive agrees to support intercompany reporting, cash discipline, centralized oversight, and transparent allocation of expenses and revenue among GTLL and its subsidiaries.

ARTICLE II - TERM AND TERMINATION

2.1 Term. This Agreement shall remain in effect for one year from the Effective Date and shall automatically renew for successive one-year terms unless terminated by either party upon thirty (30) days' written notice, subject to the terms of this Agreement.

2.2 Termination for Cause. The Company may terminate this Agreement for Cause immediately upon written notice. Cause includes, without limitation, fraud, gross misconduct, material breach of this Agreement, violation of confidentiality obligations, misappropriation or diversion of Company opportunities, failure to disclose conflicts of interest, breach of fiduciary duty, or material failure to perform assigned duties after written notice and reasonable opportunity to cure where cure is reasonably possible.

2.3 Effect of Termination. Upon termination, Executive shall be entitled only to compensation that has been earned, approved, and unpaid under this Agreement as of the termination date. Unearned bonuses, unapproved commissions, future equity opportunities, unvested equity, and unpaid discretionary bonus opportunities shall be forfeited unless otherwise approved by the Board in writing.

ARTICLE III - COMPENSATION AND CASH-FLOW CONTINGENCIES

3.1 Parent-Level Compensation Administration. All salary, bonuses, commissions, incentive compensation, and approved expense reimbursements payable to Executive shall be administered through GTLL at the parent-company level. GTLL may allocate, charge, bill back, or record such compensation or expenses to GTLL Advisory Group, LLC, Primecare Supply, LLC, FORCARA if acquired or formally integrated, or any other subsidiary or operating entity for internal accounting, intercompany reporting, and P&L purposes. No such allocation shall make any subsidiary a separate employer unless expressly agreed in writing.

3.2 Temporary Target Base Compensation. Executive shall be eligible for temporary target base compensation of Five Thousand Dollars ($5,000) per month, payable through GTLL, subject to the cash-flow, profitability, and Board-approval conditions set forth in this Agreement. The parties acknowledge that this amount is designed to align Executive with the Company's growth objectives while recognizing the Company's start-up, underfunded, and liquidity-constrained status.

3.3 Profitability and Cash-Flow Condition. Executive acknowledges and agrees that base compensation is not an unconditional guaranteed salary obligation. Current payment of base compensation is contingent upon GTLL, through its consolidated operating entities, having sufficient positive cash flow, available liquidity, or Board-approved financing proceeds after taking into account required public-company compliance costs, payroll obligations, vendor obligations, operating capital needs, and other Board-prioritized expenses. If GTLL lacks sufficient cash resources to make a payment when otherwise due, the Company shall not be deemed in default

solely by reason of nonpayment, and any unpaid amount shall be deferred, accrued, reduced, or waived only as determined by the Board in good faith and documented in the Company's books and records.

3.4 Revenue Participation Bonus. Subject to Board approval, Executive may be eligible to receive a ten percent (10%) revenue participation bonus based on collected gross revenue generated by GTLL Advisory Group, LLC or other Board-approved advisory-related operating activities under Executive's leadership. No revenue participation bonus shall be earned or payable unless: (a) the revenue has been collected by GTLL or the applicable subsidiary; (b) the related operating activity is profitable after direct costs and reasonable overhead allocation; (c) payment would not impair GTLL's cash management policies, public-company obligations, vendor obligations, payroll obligations, or required operating capital; and (d) the payment is approved by the Board or an authorized compensation committee in writing.

3.5 Company-Level Bonus Opportunities. Executive may participate in future bonus opportunities tied to consolidated GTLL EBITDA, consolidated cash reserves, capital formation, public-company milestones, governance execution, subsidiary growth, successful integration of new operating entities, or other Board-approved performance metrics. Such bonuses are discretionary unless and until specific metrics, calculation methods, payment timing, and approval procedures are adopted by the Board in writing.

3.6 No Personal Guarantee; No Excessive Cash Burden. Executive understands that GTLL cannot responsibly commit to compensation obligations that exceed its available liquidity, ability to borrow, ability to raise capital, or ability to generate positive cash flow. No officer, director, shareholder, subsidiary, or affiliate shall have any personal liability for compensation or expense obligations under this Agreement.

ARTICLE IV - EQUITY INCENTIVE INTENT

4.1 Future Equity Program. The Company intends to evaluate and, if approved by the Board, establish a future executive and board-member preferred equity incentive program or other equity compensation structure designed to reward directors, executives, advisors, and key contributors for profitable growth, positive cash flow, EBITDA performance, cash reserves, subsidiary development, public-company milestones, and long-term shareholder value creation.

4.2 No Current Grant. This Agreement does not itself constitute a grant, issuance, promise to issue, sale, or award of any securities. No preferred shares, common shares, options, warrants, revenue rights, or other equity or equity-linked rights shall be deemed granted, earned, vested, or issuable unless and until all applicable Board approvals, securities law requirements, definitive documentation, transfer agent requirements, corporate approvals, and issuance conditions have been satisfied.

4.3 Future Exhibit or Addendum. If the Board approves an equity incentive structure for Executive, the terms may be set forth in a separate exhibit, schedule, equity participation addendum, award agreement, or Board resolution. Such future documentation may include milestones, vesting conditions, lock-up requirements, securities law restrictions, forfeiture terms, and other terms approved by the Board.

ARTICLE V - EXPENSES AND INTERCOMPANY ALLOCATION

5.1 Reimbursable Expenses. GTLL may pay or reimburse reasonable and customary business expenses incurred by Executive in connection with Company business, subject to Company policy, documentation requirements, prior approval where required, and available liquidity.

5.2 Client and Subsidiary Expenses. Expenses directly related to servicing a client, developing a subsidiary opportunity, supporting GTLL Advisory Group, LLC, or supporting another Board-approved operating activity may be paid by GTLL and allocated, charged, billed back, or recorded to the applicable subsidiary or business line for P&L reporting and intercompany accounting purposes.

5.3 Parent-Level Expenses. General executive, Board, office, governance, public-company, administrative, investor, or corporate-level expenses may remain expenses of GTLL at the parent level, as determined by the Company.

5.4 Documentation. Executive shall submit receipts, business purpose descriptions, client or subsidiary allocation notes, and other reasonable documentation requested by the Company. The Company may deny, defer, or reclassify expenses that are not reasonable, customary, documented, approved, or consistent with Company policy.

ARTICLE VI - CONFIDENTIALITY, INTELLECTUAL PROPERTY, AND COMPANY OPPORTUNITIES

6.1 Confidentiality. Executive shall maintain strict confidentiality of all non-public Company information, including client information, pricing, strategies, pipeline information, forecasts, investor communications, operating data, public-company matters, subsidiary financial information, proprietary methods, and business plans.

6.2 Work Product and Intellectual Property. All work product, strategies, client materials, proposals, SOPs, forecasts, CRM data, lead lists, training materials, business plans, advisory frameworks, software concepts, operating processes, and intellectual property developed by Executive in connection with his services shall be the exclusive property of GTLL or the applicable GTLL subsidiary.

6.3 Company Opportunities. Executive shall not divert, appropriate, assign, redirect, or otherwise transfer any Company opportunity, client, lead, vendor, consultant, strategic relationship, intellectual property, or revenue opportunity to any outside entity without prior written approval by GTLL following full conflict-of-interest disclosure.

ARTICLE VII - BOARD SERVICE AND PUBLIC COMPANY MATTERS

7.1 Board Service. Executive acknowledges that his appointment to the Board of Directors of GTLL is separate from his operating role. Board service is subject to applicable law, the Company's governing documents, fiduciary duties, conflict-of-interest obligations, insider trading restrictions, public-company disclosure requirements, and Board policies.

7.2 Participation. Executive shall actively participate in Board meetings, weekly leadership meetings where requested, governance planning, public-company strategy, capital structure discussions, subsidiary oversight, and other Board-level activities reasonably requested by the Chairman, Chief Executive Officer, or Board.

7.3 Public Disclosure. Executive acknowledges that GTLL may be required to disclose this Agreement, his Board appointment, compensation arrangements, future amendments, and related matters in Form 8-K filings, periodic reports, OTC Markets disclosures, investor materials, or other public-company records. Executive consents to such disclosures as GTLL, its counsel, auditors, or advisors determine are required or appropriate.

ARTICLE VIII - MISCELLANEOUS

8.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements except to the extent accrued obligations are expressly preserved in writing.

8.2 Amendments. This Agreement may only be amended in writing signed by Executive and approved by the Board of Directors of GTLL.

8.3 Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to GTLL governance matters and, to the extent applicable, the laws of the State of Wyoming as to GTLL Advisory operating matters, except to the extent preempted or otherwise governed by applicable federal law.

8.4 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date set forth above.

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GLOBAL TECHNOLOGIES, LTD

By: ________________________________
H. Wyatt Flippen
Board Member / Chief Executive Officer & Chairman
Date: ______________________________

GLOBAL TECHNOLOGIES, LTD

By: ________________________________
Frederick Kalei Cutcher
Board Member
Date: ______________________________

EXECUTIVE

By: ________________________________
William "Bill" Norton
Executive / Board Member
Date: ______________________________

Acknowledgment: This Agreement is signed by the undersigned Board members on behalf of GTLL pursuant to Board authorization.